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                                                                   Exhibit 10(b)


                MORTGAGE NOTE TRANSFER AND CONTRIBUTION AGREEMENT
                          Dated as of February 1, 1996

          This Mortgage Note Transfer and Contribution Agreement (the "Agreement") dated as of February 1, 1996, is among Main Place Funding Corporation, a Delaware corporation (the "Issuer"), NationsBank of Texas, N.A., a national banking association ("NationsBank Texas"), and NationsBanc Mortgage Corporation, a Texas corporation ("NationsBanc Mortgage").


                                WITNESSETH THAT:

          WHEREAS, all of the Mortgage Notes (as defined herein) were either originated or purchased by NationsBanc Mortgage (or NCNB Mortgage Corporation, its predecessor-in-interest);

          WHEREAS, pursuant to the Loan Participation Agreement dated as of January 1, 1991 (the "Loan Participation Agreement") between NationsBanc Mortgage (formerly known as NCNB Mortgage Corporation) and NationsBank Texas (formerly known as NCNB Texas National Bank), NationsBank Texas owns a 100%
undivided participation interest in the mortgage notes described in the Loan Participation Agreement;

          WHEREAS, pursuant to Section 4 of the Loan Participation Agreement, NationsBank Texas has the power to cause NationsBanc Mortgage to transfer legal title to such mortgage notes in accordance with NationsBank Texas' instructions;

          WHEREAS, NationsBank Texas desires to unwind its participation interest and to have NationsBanc Mortgage transfer legal title to certain of the mortgage notes described in the Loan Participation Agreement, which mortgage notes are listed in Exhibit A attached hereto (the "Mortgage Notes"), to NationsBank Texas; and

          WHEREAS, NationsBank Texas desires to transfer legal and equitable title to the Mortgage Notes to the Issuer pursuant to the terms of this Agreement.

          NOW THEREFORE, in consideration of the premises and the mutual promises hereinafter contained, it is mutually covenanted and agreed as follows:

          1. Termination of Participation and Transfer of Legal Title. Pursuant to Section 4 of the Loan Participation Agreement, NationsBank Texas hereby instructs NationsBanc Mortgage to transfer, and NationsBanc
Mortgage does hereby transfer, to NationsBank Texas all of NationsBanc Mortgage's right, title and interest in and to the Mortgage Notes.

          2. Contribution of Mortgage Notes. NationsBank Texas does hereby transfer, assign, set over and otherwise convey to the Issuer all of its right, title and interest in and to the Mortgage Notes, including all interest and principal received or receivable by it on or with respect to the Mortgage Notes after the date of this Agreement, together with all of its right, title and interest in and to the proceeds of any related title, hazard, private mortgage or other insurance policies.

          At the direction of the Issuer, NationsBank Texas hereby delivers to the Trustee or the Custodian all documents, instruments and agreements required to be delivered by the Issuer to the Trustee or the Custodian, respectively, under the Indenture of Trust dated as of July 18 1995 (the "Indenture"), between the Issuer and First Trust National Association, as trustee (the "Trustee"), relating to the issuance by the Issuer of its Mortgage-Backed Bonds, Series 1995-1 Due 1998. Terms used without definition herein shall have the respective meanings assigned to them in the Indenture.

          3.     Representations   and  Warranties.    NationsBank   Texas   and
NationsBanc Mortgage hereby represent and warrant to the Issuer as of the date of this Agreement (unless otherwise indicated) that:

               (i) the information set forth with respect to the Mortgage Notes in Exhibit A hereto is true and correct in all material respects at the date or dates respecting which such information is furnished as specified therein;

               (ii) NationsBank Texas is the sole owner and holder of each Mortgage Note, free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

               (iii)      each  Mortgage Note is either an Eligible  Adjustable-
          Rate Mortgage Note or an Eligible Fixed-Rate Mortgage Note, as applicable, and all of the Mortgage Notes, individually and collectively, are Eligible Mortgage Notes;

               (iv) to the best of NationsBank Texas's and NationsBanc Mortgage's knowledge, all taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges previously due and owing have been paid, or an escrow of funds in an amount sufficient to pay for every such item which remains unpaid has been established to the extent permitted by law; and NationsBank Texas has not advanced funds, directly or indirectly, for the payment of any amount required by any Mortgage, except for interest accruing from the date of related Mortgage Note or date of disbursement of any Mortgage Note proceeds, whichever is later, to the date which precedes by 30 days the first due date under any related Mortgage Note;

               (v) to the best of NationsBank Texas's and NationsBanc Mortgage's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property and any Mortgaged Property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which NationsBank Texas and NationsBanc Mortgage make no representation), so as to affect adversely the value of any Mortgaged Property as security for any Mortgage Note or the use for which such premises were intended;

               (vi) each Mortgage Note meets, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and such Mortgage Note is not usurious; any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Notes including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Notes have been complied with;

               (vii) each Mortgage Note, related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of NationsBank Texas's and NationsBanc Mortgage's knowledge, all parties to each Mortgage Note had legal capacity to execute each such Mortgage Note and each such Mortgage Note has been duly and properly executed by the mortgagor;

               (viii) the Mortgaged Property securing each Mortgage Note is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less that the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Note, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Note, the improvements on the Mortgaged Property were in an area indemnified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
          (A) the outstanding principal balance of the Mortgage Note, (B) the full insurable value and (C) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973; and each Mortgage obligates the mortgagor thereunder to maintain all such insurance at the mortgagor's cost and expense;

               (ix) to the best of NationsBank Texas's and NationsBanc Mortgage's knowledge, there is no default, breach, violation or event of acceleration existing under any Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; neither NationsBank Texas nor NationsBanc Mortgage has waived any default, breach, violation or event of acceleration; no foreclosure action is threatened or has been commenced by NationsBank Texas or NationsBanc Mortgage with respect to any Mortgage Note;

               (x) each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the mortgagor which would interfere with such right of foreclosure; and

               (xi) to the best of NationsBank Texas' and NationsBanc Mortgage's knowledge, no mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

          No representations or warranties are made by NationsBank Texas or NationsBanc Mortgage as to the absence or effect of hazardous wastes or hazardous substances on any of the Mortgaged Properties or on the lien of any Mortgage or with respect to the absence or effect of fraud in the origination of any Mortgage Note, and any loss or liability resulting from the presence or effect of such hazardous wastes, hazardous substances or fraud will be borne solely by the Issuer.

          4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to principles of conflicts of law.

          5. Counterparts. This Agreement may be executed in a number of counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one Agreement.

          IN WITNESS WHEREOF, the Issuer, NationsBank Texas and NationsBanc Mortgage have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                              MAIN PLACE FUNDING CORPORATION


                              By:  /s/ John E. Mack
                                   Name: John E. Mack
                                   Title:     President and Treasurer

                              NATIONSBANK OF TEXAS, N.A.


                              By:  /s/ John E. Mack
                                   Name: John E. Mack
                                   Title:     Senior Vice President

                              NATIONSBANC MORTGAGE CORPORATION


                              By:  /s/ Thomas W. Neary
                                   Name: Thomas W. Neary
                                   Title:     Senior Vice President